Exhibit 21
SUBSIDIARIES OF REGISTRANT

COMPANY	JURISDICTION / STATE OF INCORPORATION
Team, Inc.	Delaware
TISI Pipelines, Inc.	Delaware
Team Industrial Services, Inc.	Texas
Global Ascent, LLC	California
TCI Services Holdings, LLC	Delaware
TCI Services, LLC	Oklahoma
Tank Consultants, LLC	Oklahoma
Tank Consultants Mechanical Services, LLC	Oklahoma
Team Industrial Services International, Inc.	Delaware
Team Mexico Holdings, LLC	Texas
Team Middle East FZ LLC	United Arab Emirates
TISI Canada Inc.	Canada
TISI VI, LLC	USVI
Team Industrial Services Asia Private Ltd.	Singapore
Team Industrial Services Trinidad, Ltd.	Trinidad, West Indies
T.I.S.I. Trinidad Limited	Trinidad, West Indies
Team Industrial Services Europe B.V.	Netherlands
Team Industrial Services Netherlands B.V.	Netherlands
Teaminc Europe B.V.	Netherlands
Team Industrial Services Belgium BVBA	Belgium
TIS UK Limited Limited	United Kingdom
Team Valve Repair Services B.V.	Netherlands
Team Industrial Services (UK) Holding Limited	United Kingdom
Team Valve and Rotating Services Limited	United Kingdom
TISI do Brasil-Servicos Industriais Ltda.	Brazil
DK Valve & Supply, LLC	California
Team Technical School, LLC	Texas
Rocket Acquisition, LLC	Delaware
Team Qualspec, LLC	Delaware
Team LATAM Industrial Services, S. de R.L. de C.V. Mexico	Mexico
TISI (Guyana) Inc.	Guyana

COMPANY	JURISDICTION / STATE OF INCORPORATION
Qualspec LLC	Delaware
Quantapoint, LLC	Delaware
Quality Inspection Services B.V.	Netherlands
Quality Inspection Services BVBA	Belgium
Threshold Inspection & Application Training Europe B.V.	Netherlands
Furmanite, LLC	Delaware
Xanser Services, LLC	Delaware
Furmanite Germany, LLC	Delaware
Furmanite GmbH	Germany
Furmanite Worldwide, LLC	Delaware
Xtria, LLC	Delaware

Kaneb Financial, LLC	Delaware
Aggressive Equipment Company, LLC	Delaware
Xanser Investment, LLC	Delaware
Furmanite Offshore Services, Inc.	Delaware
Self Leveling Machines, LLC	Texas
Furmanite International Finance Limited	United Kingdom
Furmanite America, LLC	Virginia
Advanced Integrity Solutions, Inc.	Texas
Furmanite Louisiana, LLC	Delaware
Furmanite Aruba II, N.V.	Aruba
Furmanite B.V.	Netherlands
Furmanite GSG BVBA	Belgium
Furmanite Limited	United Kingdom
Furmanite 1986	United Kingdom
Team Industrial Services Inspection Limited	United Kingdom
Team Industrial Services (UK) Limited	United Kingdom
Furmanite West Africa Ltd.	Nigeria
Furmanite Middle East S.P.C.	Bahrain
Furmanite Kazakhstan LLP	Kazakhstan
Team Industrial Services France SAS	France
Furmanite Malaysia LLC	Delaware
Furmanite (Malaysia) Sdn. Bhd.	Malaysia
Furmanite Australia Pty. Ltd.	Australia
Furmanite Holding B.V.	Netherlands
Furmanite NZ Limited	New Zealand
Specialty Industrial Services Sdn. Bhd. Malaysia SLMM PTE Ltd. Singapore Team LATAM Industrial Services, S. de R.L. de C.V. Mexico Mexico TISI (Guyana) Inc. Guyana	Malaysia
SLMM PTE Ltd. Singapore